SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT TO FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12 (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NFJ Dividend, Interest & Premium Strategy Fund

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	41-2114172
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o PA Fund Management LLC 1345 Avenue of the Americas New York, New York	10105
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file number pursuant to which this form relates:	333-108137
(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be Registered:
Common Shares of Beneficial Interest With Par Value $0.00001	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Reference is hereby made to the section entitled “Description of Shares” in Pre-Effective Amendment No.3 to the Registration Statement on Form N-2 of NFJ Dividend, Interest & Premium Strategy Fund, as filed with the Securities and Exchange Commission (the “Commission”) on January 26, 2005 (Securities Act File No. 333-108137 and Investment Company Act File No. 811-21417).

Item 2.	EXHIBITS.

Pursuant to the Instructions as to Exhibits, no Exhibits are filed herewith or incorporated herein by reference.

SIGNATURE

A copy of the Agreement and Declaration of Trust of NFJ Dividend, Interest & Premium Strategy Fund is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trust by an officer or Trustee of the Trust in his or her capacity as an officer or Trustee of the Trust and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers, or shareholders individually but binding only upon the assets and property of the Trust.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

NFJ DIVIDEND, INTEREST & PREMIUM STRATEGY FUND

By:	BRIAN SHLISSEL
	Name:	Brian S. Shlissel
	Title:	President and Chief Executive Officer

Date: February 22, 2005